Exhibit 10.1

FIFTH AMENDMENT

THIS FIFTH AMENDMENT (this “Amendment”) is made and entered into as of December 10, 2014, by and between CA-TOWERS AT SHORES CENTER LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and COHERUS BIOSCIENCES, INC., a Delaware corporation (“Tenant”).

RECITALS

A.	Landlord and Tenant (formerly known as Biogenerics, Inc., a Delaware corporation) are parties to that certain lease dated September 26, 2011, as previously amended by that certain First Amendment dated May 17, 2012, that certain Second Amendment dated September 11, 2013, that certain Third Amendment dated February 4, 2014, and that certain Fourth Amendment dated May 1, 2014 (“Fourth Amendment”) (as amended, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 14,863 rentable square feet (the “Existing Premises”) described as Suite Nos. 200, 242, 245, 275 and 295 located on the second floor of the building commonly known as Towers @ Shores – 201 Redwood Shores located at 201 Redwood Shores Parkway, Redwood City, California (the “Building”).

B.	The parties wish to expand the Premises (defined in the Lease) to include additional space, containing approximately 2,411 rentable square feet described as Suite No. 255 on the second floor of the Building and shown on Exhibit A attached hereto (the “Suite 255 Expansion Space”), on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Expansion.

1.1.	Effect of Expansion. Effective as of the Suite 255 Expansion Effective Date (defined in Section 1.2 below), the Premises shall be increased from 14,863 rentable square feet on the second floor to 17,274 rentable square feet on the second floor by the addition of the Suite 255 Expansion Space, and, from and after the Suite 255 Expansion Effective Date, the Existing Premises and the Suite 255 Expansion Space shall collectively be deemed the Premises. The term of the Lease for the Suite 255 Expansion Space (the “Suite 255 Expansion Term”) shall commence on the Suite 255 Expansion Effective Date and, unless sooner terminated in accordance with the Lease, end on the last day of the term of the Lease for the Existing Premises (which the parties acknowledge is April 30, 2017). From and after the Suite 255 Expansion Effective Date, the Suite 255 Expansion Space shall be subject to all the terms and conditions of the Lease except as provided herein. Except as may be expressly provided herein, (a) Tenant shall not be entitled to receive, with respect to the Suite 255 Expansion Space, any allowance, free rent or other financial concession granted with respect to the Existing Premises, and (b) no representation or warranty made by Landlord with respect to the Existing Premises shall apply to the Suite 255 Expansion Space.

1.2.	Expansion Effective Date. As used herein, “Suite 255 Expansion Effective Date” means the earlier of (i) the date on which Tenant first conducts business in the Suite 255 Expansion Space, or (ii) December 8, 2014; provided, however, that if Landlord fails to deliver the Suite 255 Expansion Space to Tenant on or before the date described in the preceding clause (ii) as a result of any holdover or unlawful possession by another party, the Suite 255 Expansion Effective Date shall be the date on which Landlord delivers possession of the Suite 255 Expansion Space to Tenant free from occupancy by any party. Any such delay in the Suite 255 Expansion Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Suite 255 Expansion Effective Date is delayed, the expiration date under the Lease shall not be similarly extended.

1.3.	Confirmation Letter. At any time after the Suite 255 Expansion Effective Date, Landlord may deliver to Tenant a notice substantially in the form of Exhibit C attached hereto, as a confirmation of the information set forth therein. Tenant shall execute and return (or, by written notice to Landlord, reasonably object to) such notice within five (5) business days after receiving it.

2.	Base Rent. With respect to the Suite 255 Expansion Space during the Suite 255 Expansion Term, the schedule of Base Rent shall be as follows:

Period During Suite 255 Expansion Term	Annual Rate Per Square Foot (rounded to the nearest 100th of a dollar)	Monthly Base Rent
Expansion Effective Date – 11/30/2015	$63.00	$12,657.75
12/1/2015 – 11/30/2016	$64.89	$13,037.48
12/1/2016 – 4/30/2017	$66.84	$13,429.27

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

3.	Additional Security Deposit. Upon Tenant’s execution hereof, Tenant shall pay Landlord the sum of $10,000.00 which shall be added to and become part of the Security Deposit, if any, held by Landlord pursuant to Sections 1.8 and 21 of the Lease. Accordingly, simultaneously with the execution hereof, the Security Deposit is hereby increased from $30,000.00 to $40,000.00.

4.	Tenant’s Share. With respect to the Suite 255 Expansion Space during the Suite 255 Expansion Term, Tenant’s Share shall be 0.7208%.

5.	Expenses and Taxes. With respect to the Suite 255 Expansion Space during the Suite 255 Expansion Term, Tenant shall pay for Tenant’s Share of Expenses and Taxes in accordance with the terms of the Lease; provided, however, that, with respect to the Suite 255 Expansion Space during the Suite 255 Expansion Term, the Base Year for Expenses and Taxes shall be 2015.

6.	Improvements to Expansion Space.

6.1.	Configuration and Condition of Expansion Space. Tenant acknowledges that it has inspected the Suite 255 Expansion Space and agrees to accept it in its existing configuration and condition (or in such other configuration and condition as any existing tenant of the Suite 255 Expansion Space may cause to exist in accordance with its lease), without any representation by Landlord regarding its configuration or condition and without any obligation on the part of Landlord to perform or pay for any alteration or improvement, except as may be otherwise expressly provided in this Amendment. Landlord shall deliver the Suite 255 Expansion Space to Tenant with the floors cleared of trash and swept.

6.2.	Responsibility for Improvements to Expansion Space. Any improvements to the Suite 255 Expansion Space performed by Tenant shall be paid for by Tenant and performed in accordance with the terms of the Lease.

7.	Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

7.1	Parking. Effective as of the Suite 255 Expansion Effective Date, the reference to “Forty-Nine (49) unreserved parking spaces” set forth in Section 1.9 of the Lease (as previously amended and restated), is hereby amended and restated as “Fifty-seven (57) unreserved parking spaces.”

7.2.	California Civil Code Section 1938. Pursuant to California Civil Code § 1938, Landlord hereby states that the Suite 255 Expansion Space has not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52).

7.3	Early Access to Suite 255 Expansion Space. Tenant may enter the Suite 255 Expansion Space before the Suite 255 Expansion Effective Date (but in no event prior to the later of (a) November 25, 2014, or (b) the date that Landlord recovers possession of the Suite 255 Expansion Space from the existing tenant therein), solely for the purpose of installing equipment, furnishings and other personal property in the Suite 255 Expansion Space. Other than the obligation to pay Base Rent and Tenant’s Share of Expenses and Taxes with respect to the Suite 255 Expansion Space, all of Tenant’s obligations hereunder shall apply during any period of such early entry.

8.	Miscellaneous.

8.1.	This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.

8.2.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

8.3.	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

8.4.	Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.

8.5.	Capitalized terms used but not defined in this Amendment shall have the meanings given in the Lease.

8.6.	Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers (other than Cornish & Carey Commercial) claiming to have represented Tenant in connection with this Amendment. Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment. Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

8.7.	If Tenant has any expansion right (whether such right is designated as a right of first offer, right of first refusal, expansion option or otherwise) that was granted to Tenant under the Lease (as determined without giving effect to this Amendment) and that, by virtue of this Amendment, will apply to space different from or in addition to the space to which such expansion right previously applied, then, as applied to such different or additional space, such expansion right shall be subject and subordinate to any expansion right (whether such right is designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building or Project existing on the date of mutual execution and delivery hereof.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

CA-TOWERS AT SHORES CENTER LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOP Owner GP L.L.C., a Delaware limited liability company, its general partner

	By:	/s/ John C. Moe
	Name:	John C. Moe
	Title:	Market Managing Director

TENANT:

COHERUS BIOSCIENCES, INC., a Delaware corporation

By:	/s/ Dennis M. Lanfear
Name:	Dennis M. Lanfear
Title:	Chief Executive Officer and President

EXHIBIT A

THE TOWERS @ SHORES CENTER

201 REDWOOD SHORES

REDWOOD CITY, CALIFORNIA

OUTLINE AND LOCATION OF EXPANSION SPACE

[Redacted]

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EXHIBIT B

THE TOWERS @ SHORES CENTER

201 REDWOOD SHORES

REDWOOD CITY, CALIFORNIA

[Intentionally Omitted]

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EXHIBIT C

THE TOWERS @ SHORES CENTER

201 REDWOOD SHORES

REDWOOD CITY, CALIFORNIA

NOTICE OF LEASE TERM DATES

                    , 2014

To:

Re: Fifth Amendment (the “Amendment”), dated                     , 2014, to a lease agreement dated September 26, 2011, between CA-TOWERS AT SHORES CENTER LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and COHERUS BIOSCIENCES, INC., a Delaware corporation (“Tenant”), concerning Suite 255 on the second floor of the building located at 201 Redwood Shores Parkway, Redwood City, California (the “Suite 255 Expansion Space”).

Lease ID:

Business Unit Number:

Dear                             :

In accordance with the Amendment, Tenant accepts possession of the Suite 255 Expansion Space and confirms that the Suite 255 Expansion Effective Date is             , 20    .

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention. Please note that, under Section 1.3 of the Amendment, Tenant is required to execute and return (or reasonably object in writing to) this letter within five (5) business days after receiving it.

“Landlord”:

Agreed and Accepted as of , 201 .	CA-TOWERS AT SHORES CENTER LIMITED PARTNERSHIP, a Delaware limited partnership

“Tenant”:	By:	EOP Owner GP L.L.C., a Delaware limited liability company, its general partner
COHE RUS BIOSCIENCES, INC., a Delaware corporation
By:
By:		Name:
Name:		Title:
Title:

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